Exhibit 5.2

March 1, 2011

Kilroy Realty Corporation

Suite 200

12200 West Olympic Boulevard

Los Angeles, California 90064

Re:	Kilroy Realty Corporation, a Maryland corporation (the “Company”) and Kilroy Realty, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”) — Registration Statement on Form S-3 pertaining to the registration of: (i) shares of common stock of the Company, par value $.01 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share (“Preferred Stock”); (iii) shares of Preferred Stock represented by Depositary Shares (“Depositary Shares”); (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”); and (v) debt securities of the Operating Partnership (“Debt Securities”) guaranteed by the Company (the “Guarantees”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration by the Company of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants and Guarantees (each a “Company Security” and collectively, the “Company Securities”), and the registration by the Operating Partnership of Debt Securities (together with the Company Securities, the “Securities”), under the Securities Act of 1933, as amended (the “Act”), on the Form S-3 Registration Statement (the “Registration Statement”), filed or to be filed with the United States Securities and Exchange Commission (the

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BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

“Commission”) on or about March 1, 2011. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 21, 1997, Articles Supplementary filed with the Department on February 6, 1998, Articles Supplementary filed with the Department on April 20, 1998, Articles Supplementary filed with the Department on October 15, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 4, 1999, Articles Supplementary filed with the Department on December 10, 1999, Articles Supplementary filed with the Department on December 30, 1999, Articles Supplementary filed with the Department on October 23, 2003, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on October 2, 2008, Articles Supplementary filed with the Department on October 2, 2008, Articles of Amendment filed with the Department on May 27, 2009 and Articles of Restatement filed with the Department on February 2, 2010;

(ii)	the Second Amended and Restated Bylaws of the Company as adopted on December 11, 2008 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors of the Company (the “Board of Directors”), dated as of September 13, 1996 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors on February 17, 2011 (the “Directors’ Resolutions”);

(v)	the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated March 5, 2004, as amended to date (the “Partnership Agreement”);

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

(vi)	the Registration Statement and the related form of prospectus included therein, in substantially the form to be filed with the Commission pursuant to the Act;

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(viii)	a Certificate of Tyler H. Rose, Executive Vice President, Chief Financial Officer and Secretary of the Company, and Michelle Ngo, Vice President and Treasurer, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the form, approval, execution and delivery of the Partnership Agreement; and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

(d) the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Company Securities by the Company and the Debt Securities by the Operating Partnership in accordance with the procedures set forth in Paragraphs 1, 2, 3, 4, 5 and 6 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e) the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Company Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon conversion of, or in exchange for, any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged for, shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to conversion of, or in exchange for, such Securities;

(f) none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court,

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

administrative or governmental body having jurisdiction over the Company;

(g)	the form of certificate or other instrument or document representing the Company Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)	none of the Company Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon conversion or exchange (or exercise thereof in the case of Warrants) of any Securities, will be issued in violation of the provisions of Article IV of the Charter of the Company relating to restrictions on ownership and transfer of shares of stock of the Company;

(i)	all Depositary Shares offered and sold subsequent to the date hereof will be issued under a valid, legally binding and enforceable deposit agreement; all Warrants offered and sold subsequent to the date hereof will be issued and sold under a valid, legally binding and enforceable warrant agreement; and all Debt Securities to be offered and sold subsequent to the date hereof will be issued and sold under a valid, legally binding and enforceable indenture or similar instrument;

(j)	prior to or contemporaneous with the authorization, execution and delivery of any Guarantees by the Company issued, executed and delivered subsequent to the date hereof, the issuance, execution and delivery of the Debt Securities to which such Guarantees relate by the Operating Partnership will have been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and such Debt Securities will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, the Operating Partnership; and

(k)	the Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the state of Delaware.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)

Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)	Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other existing series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)

The Company has the corporate power to enter into deposit agreements, and upon completion of the procedures set forth in Paragraph 2 above for the issuance of shares of any series of Preferred Stock, and due authorization and approval by the Board of Directors of a deposit agreement and the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and such Depositary Shares may be delivered by or on behalf of the Company, and the Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and non-assessable.

(4)	Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the warrant agreement relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock and the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

(5)

Upon: (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms and conditions of one or more indentures or similar instruments pursuant to which such Debt Securities will be issued, each dated as of a date prior to the issuance of such Debt Securities; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or any shares of Preferred Stock issuable upon exchange of such Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively, due authorization by the Board of Directors of any Debt Securities of another series issuable upon conversion of or in exchange for such Debt Securities in accordance with the procedures set forth in this Paragraph 5

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

and/or due authorization by the Board of Directors of any other securities of the Company or the Operating Partnership issuable upon conversion of, or in exchange for, such Debt Securities in accordance with resolutions adopted or actions taken by the Board of Directors subsequent to the date hereof at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company, in its capacity as general partner of the Operating Partnership, on behalf of the Operation Partnership will have been taken to authorize such Debt Securities.

(6)	The Company has the corporate power to enter into Guarantees, and upon completion of the procedures set forth in Paragraph 5 above for authorization of the Debt Securities by the Company, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, and due authorization and approval by the Board of Directors of the Guarantees relating to such Debt Securities, and compliance with the conditions established by the Board of Directors for delivery of such Guarantees, such Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and may be delivered by or on behalf of the Company.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for the Operating Partnership to authorize, execute, deliver or perform its obligations under any document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Kilroy Realty Corporation

March 1, 2011

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Company Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP